Exhibit (2)

Report of Independent Auditors

The Board of Directors

Modern Woodmen of America

We have audited the statutory-basis financial statements of Modern Woodmen of America (the Society) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and have issued our report thereon dated April 16, 2015 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic statutory-basis financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 16, 2015

Schedule I — Summary of Investments

Other Than Investments in Related Parties

As of December 31, 2014

			Amount at
			Which Shown
			in the
			Statement of
		Fair	Financial
Type of Investment	Cost	Value	Position
	(In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$1,216,412	$1,270,523	$1,216,412
States, municipalities, and political subdivisions	613,759	661,894	613,759
Corporate bonds	9,140,954	9,555,119	9,140,954
Hybrid securities	29,644	28,224	29,644
Mortgage and asset-backed securities	302,475	318,364	302,475
Total bonds	11,303,244	11,834,124	11,303,244

Equity securities:
Common stocks:
Industrial, miscellaneous, and all other	384,493	689,931	689,931
Mutual funds	105,434	108,241	108,241
Nonredeemable preferred stock	—	380	—
Total equity securities	489,927	798,552	798,172

Mortgage loans	494,246		494,246
Real estate	27,930		27,930
Certificateholders’ loans	176,383		176,383
Other invested assets	288,912		288,912
Securities lending reinvested collateral	471,720		471,720
Total investments	$13,252,362		$13,560,607

See accompanying report of independent auditors.

Schedule III — Supplementary Insurance Information

As of December 31, 2014, 2013, and 2012, and for each of the years then ended

	Future	Contractholder
	Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(In Thousands)
2014
Life and health insurance	$11,315,990	$20,118

2013
Life and health insurance	$10,714,583	$22,017

2012
Life and health insurance	$10,136,910	$23,428

See accompanying report of independent auditors.

Schedule III — Supplementary Insurance Information (continued)

As of December 31, 2014, 2013, and 2012, and for each of the years then ended

			Benefits
	Premiums	Net	Claims, and	Other
	and Other	Investment	Settlement	Operating
	Considerations	Income (1)	Expenses	Expenses (1)
	(In Thousands)
2014
Life and health insurance	$1,071,024	$564,832	$1,385,561	$244,367

2013
Life and health insurance	$1,054,139	$558,905	$1,323,638	$255,976

2012
Life and health insurance	$1,116,402	$550,647	$1,388,577	$215,847

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent auditors.

Schedule IV — Reinsurance

As of December 31, 2014, 2013, and 2012, and for each of the years then ended

		Ceded to
	Gross	Other	Net
	Amount	Companies	Amount
	(In Thousands)
2014
Life insurance in force	$37,266,321	$(11,325,332)	$25,940,989

Premiums:
Life insurance	$1,094,112	$(27,201)	$1,066,911
Supplemental contracts involving life contingencies	3,987	—	3,987
Accident and health insurance	126	—	126
Total	$1,098,225	$(27,201)	$1,071,024

2013
Life insurance in force	$36,317,733	$(10,530,253)	$25,787,480

Premiums:
Life insurance	$1,074,395	$(25,546)	$1,048,849
Supplemental contracts involving life contingencies	5,127	—	5,127
Accident and health insurance	147	15	162
Total	$1,079,669	$(25,531)	$1,054,138

2012
Life insurance in force	$35,529,963	$(9,836,886)	$25,693,077

Premiums:
Life insurance	$1,133,500	$(23,322)	$1,110,178
Supplemental contracts involving life contingencies	6,084	—	6,084
Accident and health insurance	172	(31)	141
Total	$1,139,756	$(23,353)	$1,116,403

See accompanying report of independent auditors.